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Exhibit 5.1

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
July 1, 2008

Tyco Electronics Ltd.
Second Floor
96 Pitts Bay Road
Pembroke HM 08, Bermuda
Tyco Electronics Group S.A.
17, Boulevard de la Grande Duchesse Charlotte
L1331 Luxembourg

Ladies and Gentlemen:

        We have acted as counsel to Tyco Electronics Ltd., a Bermuda corporation (the "Tyco Electronics"), and Tyco Electronics Group S.A., a Luxembourg company ("TEGSA" and together with Tyco Electronics, the "Registrants"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registrants' Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and/or sale from time to time of an indeterminate number of (i) common shares of Tyco Electronics (the "Shares"), (ii) preferred shares by Tyco Electronics (the "Preferred Shares"), (iii) senior and subordinated debt securities by TEGSA (the "Debt Securities"), (iv) warrants by Tyco Electronics (the "Warrants"), (v) units by Tyco Electronics and/or TEGSA comprised of any of the foregoing (the "Units") and (vi) guarantees of the Debt Securities by Tyco Electronics (the "Guarantees" and, together with the Shares, Preferred Shares, the Debt Securities, the Warrants and the Units, the "Securities").

        In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the prospectus contained within the Registration Statement; (iii) the indenture (the "Indenture"), dated September 25, 2007, among TEGSA, Tyco Electronics and Deutsche Bank Trust Company Americas, as trustee, governing the Debt Securities; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of each of Tyco Electronics and TEGSA, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of each of Tyco Electronics and TEGSA.

        Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement's effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Registrants have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Registrants and the other party or parties thereto, and (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

        1.    Debt Securities.    Assuming that the issuance and terms of any Debt Securities, including Debt Securities included in any Units that may be issued, and the terms of the offering thereof have been duly authorized, when (i) the supplemental indenture relating to the Debt Securities has been duly executed, authorized and delivered by all parties thereto substantially in the form so filed, (ii) the terms of the Debt Securities to be issued under the Indenture and the applicable supplemental indenture and of their issuance and sale have been duly established in conformity with the Indenture and the applicable supplemental indenture so as not to violate any applicable law, affect the enforceability of such Debt Securities or result in a default under or breach of any agreement or instrument binding on the Registrants, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrants and (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and the applicable supplemental indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Debt Securities will constitute valid and binding obligations of the Registrants, enforceable against the Registrants in accordance with their terms.

        2.    Warrants.    Assuming that the issuance and terms of such Warrants and the terms of the offering thereof have been duly authorized, when (i) the Warrant agreement or Warrant agreements relating to such Warrants have been duly authorized, executed and delivered by Tyco Electronics and the Warrant agent appointed by Tyco Electronics, (ii) the terms of such Warrants have been duly established so as not to violate any applicable law, affect the enforceability of such Warrants or result in a default under or breach of any agreement or instrument binding upon Tyco Electronics and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Tyco Electronics, and (iii) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of Tyco Electronics, enforceable against Tyco Electronics in accordance with their terms.

        3.    Units.    Assuming that the issuance and terms of such Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, when (i) the Unit agreement or Unit agreements relating to such Units have been duly authorized, executed and delivered by applicable Registrant and the warrant agent appointed by applicable Registrant, (ii) the terms of such Units have been duly established so as not to violate any applicable law, affect the enforceability of such Units or result in a default under or breach of any agreement or instrument binding upon applicable Registrant and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over applicable Registrant, and (iii) such Units have been duly executed and authenticated in accordance with the applicable Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of applicable Registrant, enforceable against applicable Registrant in accordance with their terms.

        4.    Guarantees.    Assuming that the issuance and terms of any Guarantees and the terms of the offering thereof have been duly authorized, when (i) the supplemental indenture relating to the Debt Securities and the Guarantees has been duly executed, authorized and delivered by all parties thereto substantially in the form so filed, (ii) the terms of the Guarantees to be issued under the Indenture and the applicable supplemental indenture and of their issuance have been duly established in conformity with the related indenture so as not to violate any applicable law, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on Tyco Electronics, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Tyco Electronics and (iii) the Guarantees have been duly executed in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Guarantees will constitute valid and binding obligations of Tyco Electronics, enforceable against Tyco Electronics in accordance with their terms.

        The opinions expressed above with respect to enforceability are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

        The opinions expressed herein are limited to the corporate laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                      Very truly yours,
                      /s/ WEIL, GOTSHAL & MANGES LLP

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  Exhibit 5.1